                                                                     EXHIBIT 4.5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SAID ACT EXCEPT PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. PURSUANT PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 RELATING TO ORIGINAL ISSUE DISCOUNT AND TREASURY REGULATIONS THEREUNDER, THE ISSUER OF THIS NOTE WILL, BEGINNING NO LATER THAN TEN DAYS AFTER THE ISSUE DATE HEREOF, PROMPTLY MAKE AVAILABLE TO ANY HOLDER UPON REQUEST TO SUBMICRON SYSTEMS CORPORATION, 6330 HEDGEWOOD DRIVE, #150, ALLENTOWN, PENNSYLVANIA 18106, ATTENTION: CHIEF FINANCIAL OFFICER, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE OF THIS NOTE, THE ISSUE DATE OF THIS NOTE, AND THE YIELD TO MATURITY OF THIS NOTE.

                          SUBMICRON SYSTEMS CORPORATION



                                                                            Date



                      SERIES B 12% SENIOR SUBORDINATED NOTE
                              DUE FEBRUARY 1, 2002



No:                                                                       U.S. $




                  SUBMICRON SYSTEMS CORPORATION, a Delaware corporation (the "Company"), for value received, promises to pay to ______________ or its registered assigns (the "Holder"), on February 1, 2002, the principal amount of $ _____ (or such lesser principal amount as is then unpaid) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof at the rate of 12% per annum. The Company shall pay interest on the unpaid principal amount of this Series B Note (as hereinafter defined) quarterly in arrears. Interest due and payable (i) up to and including September 30, 1999, will be payable in the form of Interest Units and (ii) thereafter will be payable in cash. Certain capitalized terms shall have the meanings specified in Section 10 hereof.

                  Interest accruing from the date of issuance through the immediately following March 31, June 30, September 30 or December 31, as applicable, shall be payable on such date. Thereafter, interest shall be payable quarterly in arrears as described above, until the principal amount hereof shall have been paid in full. Notwithstanding the foregoing, if there has occurred and is continuing any Event of Default under Sections 10(a)(i) or 10(a)(ii) of this Series B Note, then interest on all unpaid amounts outstanding hereunder (including overdue installments of principal or interest) shall be payable at the Default Rate, compounded monthly (to the extent permitted by applicable law).The Company may treat the Person in whose name this Series B Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes. The principal and interest on this Series B Note payable in cash is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by federal funds bank wire transfer, or by check payable in such legal tender.

1.       The Series B Notes.

                  This note (a "Series B Note") is one of a series of promissory notes of the Company, designated as "Series B 12% Senior Subordinated Notes due February 1, 2002" and which are issued or may be issued in connection with (a) the Company's offering of New Units pursuant to a Confidential Private Offering Memorandum dated December 2, 1998 (the "Offering Memorandum"), (b) incentives which may be granted to certain of the Company's management, (c) the issuance of notes to certain holders of the Company's 8% Convertible Subordinated Notes due March 26, 2002 and the Company's 12% Senior Subordinated Notes due February 1, 2002 (the "Series 1997 Notes") in lieu of certain cash interest payments, (d) additional issuances of notes by the Company which are designated as Series B 12% Senior Subordinated Notes due February 1, 2002 and (e) the payment of interest under any of the foregoing which is scheduled to be paid on or before October 1, 1999 (such notes as may be issued from time to time under (a) through (e) above are collectively referred to as the "Series B Notes"). This Series B Note ranks pari passu with the Series 1997 Notes and all other Series B Notes.


2.       Redemption.

                  (a) The Company may redeem this Series B Note at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of this Series B Note, plus accrued interest to the redemption date, plus a redemption premium equal to 2% of the principal amount redeemed. If fewer than all of the Series B Notes are to be redeemed, the Company shall select the Series B Notes to be redeemed on a substantially pro rata basis among all holders of Series B Notes.

                  (b) If at any time on or prior to February 1, 2002, there is a Redemption Event, Holders of a majority in principal amount of the outstanding Series B Notes may, by written notice to the Company, require that the Company redeem all, but not less than all, of the outstanding Series B Notes at a redemption price equal to 100% of the principal amount of the Series B Notes so being redeemed, plus accrued interest to the redemption date, plus a redemption premium equal to 2% of the principal amount redeemed; provided, however, that in the event of closing of any public offering of any equity or debt securities of the Company, the amount redeemed shall not exceed the amount of net proceeds received by the Company in connection with such public offering.

                  (c) If at any time on or prior to February 1, 2002, there is a Refinancing Event, each Holder may, by written notice to the Company, require that the Company redeem up to one-half of the principal amount of the Series B Notes held by such Holder at a redemption price equal to 100% of the principal amount of the Series B Notes so being redeemed, plus accrued interest to the redemption date, plus a redemption premium equal to 2% of the principal amount redeemed; provided, however, that the amount redeemed shall not exceed the net proceeds received by the Company in connection with such Refinancing Event.

3.       Redemption Procedure.

                  (a) At least 10 days but not more than 30 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Series B Note is to be redeemed. The notice shall: (i) identify the Series B Notes to be redeemed and shall state the redemption date; (ii) state the redemption price (principal amount plus accrued interest through such date);
(iii) indicate, if any Series B Note is being redeemed in part, the portion of the principal amount of such Series B Note to be redeemed and that, after the redemption date, upon surrender of such Series B Note, a new Series B Note or Series B Notes in principal amount equal to the unredeemed portion will be issued; (iv) state that Series B Notes called for redemption must be surrendered to the Company to collect the redemption price; and (v) state that interest on the Series B Notes called for redemption ceases to accrue on and after the redemption date, unless the Company has defaulted on the payment of the redemption price.

                  (b) Once notice of redemption is mailed, Series B Notes called for redemption


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
become due and payable on the redemption date at the redemption price.

                  (c) Upon surrender of a Series B Note that is redeemed in part, the Company shall issue a new Series B Note equal in principal amount to the unredeemed portion of the Series B Note surrendered.

4. Covenants of the Company. So long as any of the Series B Notes remain unpaid and outstanding, the Company covenants to the Holders of outstanding Series B Notes as follows:

                  (a) Obligations under Other Documents. Subject to performance by the holder of its obligations thereunder, the Company shall satisfy all of its obligations under the Warrants and the Security Documents (as defined herein).

                  (b) SEC Reports. The Company shall deliver to the Holders within 15 days after it files them with the Securities and Exchange Commission copies of any reports, proxy statements and other information which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                  (c) Stay, Extension and Usury Laws. The Company covenants and agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforce, which may affect the covenants or the performance of its obligations under this Series B Note; and the Company (to the extent it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

                  (d) Limitation on Dividends and Redemption. The Company shall not, directly or indirectly:

                           (i) declare or pay any dividend on, or make any distribution to the holders (as such) in respect of, any shares of its capital stock, other than in shares of it common stock, par value $.0001 per share;

                           (ii) purchase, redeem or otherwise acquire or retire for value any equity interests (including warrants, options or other rights to acquire such equity interests) of the Company or any subsidiary (other than any such equity interest of a directly or indirectly wholly-owned subsidiary of the Company) or other Affiliate (as defined under Rule 501 under the Securities Act of 1933, as amended) of the Company;

                           (iii) permit any subsidiary to declare or pay any dividend on, or make any distribution to the holders (as such) in respect of, any shares of its capital stock except to the Company or another directly or indirectly wholly owned subsidiary of the Company; or

                           (iv) permit any subsidiary to purchase, redeem or otherwise retire for value any equity interests (including warrants, options or other rights to acquire such equity interests) of it, the Company or any Affiliate of either of them (other than any such Equity Interests owned by the Company or any other directly or indirectly wholly owned subsidiary of the Company).


5. Covenants of the Holder. By Holder's acceptance of this Series B Note, Holder acknowledges and warrants to any Senior Lender that the Subordinated Indebtedness (as defined in Section 10 hereof) is and shall continue to be (a) unsecured, except for a second-priority security interest created by the Security Agreement dated November 26, 1997, as amended (the "Security Agreement"), and the Patent Security

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
Agreement dated November 26, 1997, as amended (the "Patent Security Agreement"), (or any subsequent security agreements approved by the Senior Lender) and (b) not subject to any guaranties by any direct or indirect subsidiaries of the Company other than the Continuing Guaranty dated November 26, 1997, as amended (the "Guaranty"), or any subsequent guarantees approved by the Senior Lender.

6.       Subordination.

                  (a) Series B Notes Subordinated to Senior Indebtedness. By Holder's acceptance of this Series B Note, Holder covenants and agrees that this Series B Note, the Guaranty and the other Security Documents shall be subordinated in right of payment in accordance with the provisions of this
Section 6 to the prior indefeasible payment in full of all amounts payable under or in respect of Senior Indebtedness (as such term is defined in Section 10).

                  (b) Priority and Payment Over of Proceeds in Certain Events.

                           (i)      Subordination  on Dissolution,  Liquidation
or Reorganization of the Obligor. Upon any payment or distribution of assets or securities of Obligor, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of Obligor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable under or in respect of Senior Indebtedness shall first be indefeasibly paid in full, or payment provided for, before the Holder shall be entitled to receive any payment or distribution of any cash, property or securities under or in respect of Subordinated Indebtedness. Before any payment may be made by Obligor or in respect of Subordinated Indebtedness upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of cash, property or securities of Obligor of any kind or character to which the Holder would be entitled, except for the provisions of this Section 6, shall be made by Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the Senior Lender (as defined in Section 10) or its representatives to the extent necessary to pay all the Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the Senior Lender.

                           (ii)      Subordination on Default in Senior
Indebtedness.

                                    (A)     No direct or  indirect  payment by
or on behalf of Obligor under or in respect of the Subordinated Indebtedness, whether pursuant to the terms of the Subordinated Indebtedness or upon acceleration, offer to purchase or otherwise, shall be made if, at the time of such payment, there exists a default in the payment (including, without limitation, any payment default resulting from any acceleration of the Senior Indebtedness) under or in respect of the Senior Indebtedness and (A) the collateral agent under the Security Agreement (the "Agent") has received written notice thereof, if any, as provided in Section 6(i) and (B) such default shall not have been cured or waived in writing or the benefits of this sentence waived in writing by the Senior Lender.

                                    (B) During the continuance of any other
default with respect to the Senior Indebtedness, upon the receipt by the Agent of written notice from the Senior Lender specifying all events of default with respect to the Senior Indebtedness, which the person executing such notice on behalf of the Senior Lender reasonably believes to exist as of the date of such notice after due inquiry, no payment may be made by Obligor under or in respect of Subordinated Indebtedness for a period ("Payment Blockage Period") commencing on the date of receipt of any such notice and ending at the earlier of (X) the date when all events of default which were specified by the Senior Lender in the notice which triggered such Payment Blockage Period have been cured or waived, and (Y) 90 days after the date of receipt of such notice (unless such Payment Blockage Period shall be terminated earlier by written notice to the Agent from the Senior Lender).

                                    (C) During any Payment Blockage Period, the
Company will promptly provide Holder with a copy of any written notice delivered to the Company by the Senior Lender stating that all events of default which were specified by the Senior Lender in the notice which triggered such Payment Blockage Period have been cured or waived. Notwithstanding anything herein to the contrary (1) in no event will a Payment Blockage Period extend more than 90 days from the date such notice is effective, and (2) payments due but not made with respect to the Subordinated Indebtedness during the Payment Blockage Period may be made at any time after the expiration of the Payment Blockage Period (unless another Payment Blockage Period is in effect or payment is otherwise prohibited pursuant to this Section 6, including, without limitation, in connection with a payment default). No more than two Payment Blockage Periods may be commenced for any reason during any period of 360 consecutive days. For all purposes of this Section 6(b)(ii), no event of default under the Senior Indebtedness which the person executing such notice on behalf of the Senior Lender reasonably believed (after due inquiry) to exist and be continuing on the date of the commencement of any Payment Blockage Period (whether or not such event of default was included in the notice required to be given under this Section 6(b)(ii)) shall be, or be made, the basis for the commencement of any subsequent Payment Blockage Period whether or not within a period of 360 consecutive days.

                           (iii) Rights and Obligations of the Holder of the
Series B Note. In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any holder of the Subordinated Indebtedness shall have received any payment under or in respect of the Subordinated Indebtedness at a time when such payment was prohibited by this
Section 6, then and in such event (subject to the provisions of Section 6(g)) such payment or distribution shall be received and held in trust for the Senior Lender and shall be paid over or delivered to the Senior Lender promptly, in accordance with Section 6(b)(i) without notice or demand therefor, to the extent necessary to pay in full all amounts due under or in respect of the Senior Indebtedness in accordance with its terms after giving effect to any concurrent payment or distribution to the Senior Lender.

                           (iv)  Acceleration  of the  Subordinated
Indebtedness and Exercise of Remedies With Respect Thereto. The holders of the Subordinated Indebtedness shall give the Senior Lender 30 days prior written notice of any acceleration of the maturity of the Subordinated Indebtedness with respect to an Event of Default under Section 9(a)(i), (ii), (iii) or (iv) hereof. All Senior Indebtedness then or thereafter due or declared to be due shall first be indefeasibly paid in full before the holders of the Subordinated Indebtedness are entitled to receive any payment from Obligor under or in respect of Subordinated Indebtedness.

                           (v)      Right  to  Rely  Upon  Orders  and  Decrees
With Respect to Payments and Distributions. Upon any payment or distribution of cash, assets or securities referred to in this Section 6, the holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered for the purpose of ascertaining the persons entitled to participate in such distribution, and the holders of other indebtedness of Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.


                  (c) Payments May be Paid Prior to Dissolution. Nothing in this
Section 6 shall prevent Obligor, except under the conditions described in Sections 6(b), 6(d) or 6(g) (including, without limitation, if a payment default has occurred and is continuing with respect to the Senior Indebtedness), from making payments at any time under or in respect of Subordinated Indebtedness to the holders thereof entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise (except for the prohibitions contained in Section 6(b)) become due and payable, the Holder or the Agent shall have received the written notice provided for in Section 6(g). An Obligor shall give prompt written notice to the Agent and the Holder of any dissolution, winding up, liquidation or reorganization of such Obligor.

                  (d) Rights of Senior Lender Not to be Impaired. No right of the Senior Lender to

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
enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by the Senior Lender or by any noncompliance by Obligor with the terms and provisions and covenants in this Section 6, regardless of any knowledge thereof the Senior Lender may have or otherwise be charged with. The provisions of this Section 6 are intended to be for the benefit of, and shall be enforceable directly by, the Senior Lender. The Holder agrees not to amend the Series B Notes, including without limitation, for all purposes of this Section 6(d), to increase the interest rate payable by Obligor, increase the fees payable to the Holder or add new fees payable to the Holder, in each case other than fees payable by the issuance of additional notes or an equity interest, or provide for amortization of the principal amount of the Series B Notes prior to the dates provided for in the Series B Notes. Notwithstanding any other provision contained in the Series B Notes or otherwise, prior to the earlier of repayment in full of all obligations owed by Obligor to Senior Lender and January 1, 2000, Obligor shall not make any payment on, or in connection with, the Series B Notes, except for
(i) payments made by the issuance of Interest Units or an equity interest to the Holder or (ii) interest as currently provided herein.

                  (e) Subrogation. Upon the indefeasible payment in full of all amounts payable under or in respect of the Senior Indebtedness, the holders of the Subordinated Indebtedness shall be subrogated to the rights of the Senior Lender to receive payments or distributions to the Senior Lender of any cash, property or securities to which holders of the Subordinated Indebtedness would be entitled except for the provisions of this Section 6, and no payment pursuant to the provisions of this Section 6 to the Senior Lender by the holders of the Subordinated Indebtedness, shall, as between Obligor, its creditors other than the Senior Lender and the holders of the Subordinated Indebtedness, be deemed to be a payment by Obligor to or on account of such Subordinated Indebtedness, it being understood that the provisions of this Section 6 are solely for the purpose of defining the relative rights of the Senior Lender, on the one hand, and the holders of the Subordinated Indebtedness, on the other hand. If any payment or distribution to which the holders of the Subordinated Indebtedness would otherwise have been entitled but for the provisions of this Section 6 shall have been applied, pursuant to the provisions of this Section 6, to the payment of all amounts payable under the Senior Indebtedness, then and in such case, the holders of the Subordinated Indebtedness, together with any holders of indebtedness ranking pari passu with the Subordinated Indebtedness, shall be entitled to receive from the Senior Lender any payments or distributions received by the Senior Lender in excess of the amount sufficient to pay in full all amounts payable under or in respect of the Senior Indebtedness.

                  (f) Obligations of the Obligor Unconditional. Nothing contained in this Section 6, or any of the Series B Notes is intended to or shall impair, as between Obligor and the holders of the Subordinated Indebtedness, the obligations of Obligor, which are absolute and unconditional, to pay to the holders of the Subordinated Indebtedness all amounts which may be payable thereunder or in respect thereof (including, without limitation, the principal of and interest on the Subordinated Indebtedness) as and when the same shall become due and payable in accordance with the terms thereof, or is intended to or shall affect the relative rights of the holders of the Subordinated Indebtedness and creditors of Obligor other than the Senior Lender, nor shall anything herein or therein prevent any holder of the Subordinated Indebtedness from exercising all rights and remedies otherwise permitted by applicable law upon default under the Subordinated Indebtedness, subject to
Section 6(b) and to the rights, if any, under this Section 6 of the Senior Lender in respect of cash, property or securities of Obligor received upon the exercise of any such right or remedy. The failure of Obligor to make payment on account of principal or interest on the Subordinated Indebtedness and all other amounts may be payable in respect thereof by reason of any provision of this
Section 6 shall not be construed as preventing the occurrence of an event of default under the Subordinated Indebtedness.

                  (g) Holder Entitled to Assume Payments not Prohibited in Absence of Notice. The Holder shall not at any time be charged with the knowledge of the existence of any facts other than any acceleration of the Subordinated Indebtedness which would prohibit the receipt of any payment to the Holder, unless and until the Agent or the Holder shall have received written notice thereof from or on behalf of Obligor, the Senior Lender or from any trustee, representative or agent therefor which notice shall specify the applicable provision of this Section 6 which prohibits or restricts receipt of payment by

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
the Holder; and, prior to the receipt of any such written notice by the Agent or the Holder, the Holder shall be entitled to assume conclusively that no such facts exist. Unless at least two Business Days prior to the date on which by the terms of the Subordinated Indebtedness any monies are to be paid by Obligor to the Holder for any purpose (including, without limitation, the payment of the principal or interest on the Subordinated Indebtedness), the Agent or the Holder shall have received the notice provided for in the preceding sentence, the Holder shall have full power and authority to receive such monies and shall be entitled to keep and retain the same, and shall not be affected by any notice to the contrary which may be received by it on or after such date; provided, however, that the foregoing shall not apply with reference to a payment of Subordinated Indebtedness pursuant to an acceleration thereof unless the Senior Lender has received written notice of such acceleration pursuant to Section 6(b)(iv) (if required) which notice shall have been received by the Senior Lender not less than thirty days in advance of the date of such payment. Notwithstanding the foregoing, if any payment is made by Obligor after the occurrence and during the continuance of a payment default with respect to the Senior Indebtedness, the Holder shall promptly pay over and deliver to the Senior Lender such payment if (i) the Senior Lender notifies the Agent of such payment default not more than two Business Days after such payment is made to the Holder, or (ii) the payment is made after the acceleration of the Subordinated Indebtedness. It is understood that for purposes of this Section 6, "payment default" with respect to the Senior Indebtedness means any late payment under the Senior Indebtedness regardless of whether any applicable grace period has expired. Each of the Agent and the Holder shall be entitled to rely on the delivery to it of a written notice by a person representing himself, herself or itself to be an authorized signatory for the Senior Lender (or a trustee, representative or agent on behalf of, or other representative of, the Senior Lender) to establish that such notice has been given by or on behalf of the Senior Lender.

                  (h) Reliance by Senior Lender. The Holder by acceptance hereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to the Senior Lender, whether the Senior Indebtedness was created or acquired before or after the issuance of this Note, to acquire or continue to hold the Senior Indebtedness and the Senior Lender shall be deemed conclusively to have relied on such subordination provisions in acquiring or continuing to hold any Senior Indebtedness.

                  (i) Notice by Senior Lender. The Company agrees to use reasonable efforts to have the Senior Lender agree to notify the Agent and to have the Company or the Agent notify the Holder upon the happening of any of the following:

                           (a) the transmittal by the Senior Lender of a notice
of default to Obligor; or

                           (b) the acceleration of the Senior Indebtedness; or

                           (c) the transfer by assignment and novation of any
Senior Indebtedness, specifying the name and address of the transferee; provided, however, that the failure by the Senior Lender to give any notice to the Agent or the Holder required by this Section 6(i)(c) shall not result in any liability on the part of the Senior Lender or have any other effect except as expressly set forth in Sections 6(b), 6(c) and 6(g).

                           Notwithstanding  anything in this Note to the
contrary, any notice required to be given herein by the Senior Lender to the Agent or the Holder, or which the Senior Lender desires to give to the Holder, under or in connection with this Note (including without limitation all notices under this Section 6), may be give to the Agent at United States Trust Company of New York, 114 West 47th Street, 25th Floor, New York, NY 10036, Attn:
Corporate Trust, or at such other address as the Agent may designate by written notice to the Senior Lender, and receipt by the Agent of any such written notice shall, for all purposes of this Note, be deemed to be receipt thereof by the Holder.


                  (j) Notice By the Holder . The Holder agrees to notify the Senior Lender upon the

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
happening of any of the following:

                           (a) the transmittal by the Holder of a notice of
default to Obligor; or

                           (b) acceleration of the Subordinated Indebtedness; or

                           (c) the transfer of any Subordinated Indebtedness,
specifying the name and address of the transferee; provided, however, that the failure by the Holder to give any notice to the Senior Lender required by this Section shall not result in any liability on the part of the Holder or have any other effect except as expressly set forth in Section 6(b).

7.       Security Documents.

                  In order to secure the Company's obligation to pay the principal of this Series B Note, the Company has granted the Holder, pursuant to the terms of the Security Agreement and pro rata based on the relationship that the dollar amount of this Series B Note bears to the aggregate dollar amount of all Series B Notes and Series 1997 Notes outstanding from time to time, a lien and security interest on substantially all of the assets of the Company. The Company's obligations under this Series B Note have also been guarantied by SubMicron Systems, Inc. and SubMicron Wet Process Stations, Inc. (the "Subsidiary Guarantors") pursuant to the Guaranty. The Subsidiary Guarantors' obligations under such guaranties have been secured by a security interest in certain of their assets pursuant to the terms of the Security Agreement, and, with respect to SubMicron Systems, Inc., the Patent Security Agreement (and together with the Security Agreement and the Guaranty, the "Security Documents"). The Holder acknowledges and agrees that such lien and guaranties are second priority liens and guaranties, junior to the liens and guarantees granted (or may in the future be granted) to holders of Senior indebtedness.

8.       Acceptance of Series B Note.

         The Holder, by acceptance of this Series B Note, (i) agrees to be bound by the terms of (a) the Security Documents, including without limitation, the indemnification provisions contained therein, and (b) the Intercreditor Agreement dated November 24, 1998 (the "Intercreditor Agreement") and (ii) agrees with, ratifies and confirms the appointment of (x) the Collateral Agent under each of the Security Documents (as such term is defined in each such Security Document), as such Holder's attorney-in-fact under the Security Documents and authorizes the Collateral Agent to take such action as may be necessary to effectuate the purposes of the Security Documents and (y) the Collateral Agent under the Security Agreement as the Agent hereunder. Copies of the Security Documents and the Intercreditor Agreement, together with any amendments or replacements shall be maintained at the principal executive offices of the Company and shall be available for inspection by Holder on reasonable notice.

9.       Modification of Notes.

                  The Series B Notes may be modified without prior notice to any Holder but with the written consent of the Holders of a majority in principal amount of the Series B Notes then outstanding. The Holders of a majority in principal amount of the Series B Notes then outstanding may waive compliance by the Company with any provision of the Series B Notes without prior notice to any Holder. However, without the consent of each Holder affected and subject to
Section 6(d), an amendment, supplement or waiver may not (a) alter the amount of Series B Notes whose Holders must consent to an amendment, supplement or waiver,
(b) alter the rate or the time for payment of interest on any Series B Note, (c) alter the principal or the maturity of any Series B Note or alter the redemption or prepayment provisions with respect thereto or (d) make any Series B Note payable in money or property other than as stated in the Series B Notes. Notwithstanding the foregoing, by acceptance of this Series B Note as described in Section 8 above, the Holder, pursuant to the terms of the Intercreditor Agreement, has agreed to vote or consent to the certain actions as forth in the Intercreditor Agreement.

10.      Defaults and Remedies.

                  (a) Events of Default. An "Event of Default" hereunder occurs if:

                           (i)              the Company  defaults in the payment
of the principal of any Series B Note when the same becomes due and payable at maturity, upon redemption or otherwise;

                           (ii)             the  Company  defaults  in the
payment of interest on any Series B Note when the same becomes due and payable and the default continues for a period of three days;

                           (iii)            the Company  fails to comply in any
material respect with any of the covenants hereunder and the Default (as hereinafter defined) continues for the period and after the notice specified below;

                           (iv)             there  occurs any Event of  Default
with respect to the Series 1997 Notes (as an Event of Default is defined in the Series 1997 Notes from time to time and subject to any applicable grace periods or waivers thereof);

                           (v)              the Company or any of its material
subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                                    (A)     commences a voluntary case,

                                    (B)     consents  to  the  entry  of  an
         order for relief against it in an involuntary case,

                                    (C)     consents  to  the  appointment  of a
         Custodian of it or for all or substantially all of its property,

                                    (D)     makes a general assignment for the
         benefit of its creditors, or

                                    (E) generally is unable to pay its debts as
         the same become due; or

                  (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A)     is for relief  against the Company
         or any of its material subsidiaries in an involuntary case,

                                    (B)     appoints  a  Custodian   of  the
Company or any of its material subsidiaries or for all or substantially all of its property, or

                                    (C)     orders  the   liquidation  of  the
Company or any of its material subsidiaries,

and the order or decree remains unstayed and in effect for 60 days.

                  The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  For the purposes of this Section 9(a), "Default" means any event which is, or after notice or passage of time would be, an Event of Default. A Default under Section 9(a)(iii) is not an Event of Default until the Holders of at least 25% in aggregate principal amount of the then outstanding Series B Notes notify the Company of the Default and the Company does not cure the Default within 30 days. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                  (b) Acceleration of Notes. If an Event of Default (other than an Event of Default specified in clauses (v) and (vi) of Section 9(a)) occurs and is continuing, the holders of at least 25% in aggregate principal amount of the then outstanding Series B Notes, by notice to the Company, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Immediately upon such declaration, the principal and interest shall be due and payable. If an Event of Default specified in clause (v) or (vi) of
Section 9(a) occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder. The holders of a majority in principal amount of the then outstanding Series B Notes by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

                  (c) Other Remedies. If an Event of Default occurs and is continuing, holders of the Series B Notes may pursue any available remedy to collect the payment of principal or interest on the Series B Notes or to enforce the performance of any provision of the Series B Notes; provided, however, that acceleration of the Series B Notes shall be governed by Section 9(b) hereof.

                  A delay or omission by any holder of any Series B Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  (d) Waiver of Past Defaults. The holders of a majority in principal amount of the then outstanding Series B Notes by notice to the Company may waive an existing default of Event of Default and its consequences except a continuing default or Event of Default in the payment of the principal of or interest on any Series B Notes.


                  (e) Rights of Holders to Receive Payment. Except as otherwise provided in Section 6 hereof, the right of any holder of a Series B Note to receive payment of principal and interest on the Series B Note, on or after the respective due dates expressed in the Series B Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

                  (f) Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Series B Note, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

11.      Definitions.

                  The terms defined in this Section 11 shall, for all purposes of this Series B Note, have the meanings herein specified, unless the context otherwise requires.

                  "Change of Control" shall occur or be deemed to have occurred if (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shall beneficially own (other than the purchaser or any transferees of the purchasers) at least 30% of the Company's voting stock and the purchasers shall beneficially own, directly or indirectly, less voting stock than such other Person or "group" or (ii) a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the first issuance of Series B Notes or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.


                  "Company" means SubMicron Systems Corporation, a Delaware corporation.

                  "Default Rate" means 15% per annum.

                  "Holder" means the Person in whose name a Series B Note is registered on the Company's books.

                  "Interest Unit" means units consisting of Series B Notes in a principal amount equal to the amount of interest otherwise payable in cash on an interest payment date with respect to a Series B Note and Warrants to purchase 720 shares of Common Stock for each $1,000 principal amount of Series B Notes issued with respect to such interest payment (pro rated for Series B Notes not in multiples of $1,000).

                  "New Units" means units, each unit consisting of $1,000 principal amount of Series B Notes and Warrants to purchase 5,000 shares of the Company's Common Stock.

                  "Obligor" means any one of the Company, SubMicron Systems, Inc., a Pennsylvania corporation, and SubMicron Wet Process Stations, Inc., a California corporation.

                  "Person" means any individual, partnership, corporation, trust, unincorporated organization or government or agency or political subdivision thereof.


                  "Redemption Event" shall occur or be deemed to have occurred if any of the following events occur: (i) the merger or consolidation of the Company with or into any other entity; (ii) the consummation of a sale or disposition by the Company of all or substantially all of its assets or the stock or assets of a material business division or Subsidiary of the Company;
(iii) a Change of Control of the Company; (iv) the closing of any public offering of any equity or debt securities of the Company; or (v) approval by the Board of Directors of a plan of complete liquidation or dissolution of the Company.

                  "Refinancing Event" shall occur or be deemed to have occurred if the Company consummates, or is able to consummate using its reasonable best efforts, a financing in which the

Company or its Subsidiaries incur Senior Indebtedness that refinances or increases the principal amount of any Senior Indebtedness previously outstanding or available to the Company, and that bears an initial interest rate of less than 12% per annum, and that permits redemption of the Series B Notes as provided herein.

                  "Senior Indebtedness" means (a) all monetary obligations, whether now existing or hereafter arising, under the Loan Agreement between the Company, the Subsidiary Guarantors and the Senior Lender, in effect from time to time, including, without limitation, (A) obligations in respect of payments of principal or interest on all Loans or mandatory prepayments thereof, and (B) commitment or other fees, yield protection and indemnity amounts, enforcement expenses or other amounts on or with respect thereto, and (b) any amendments, modifications, deferrals, renewals, extensions, substitutions, future advances or increases of any monetary obligations described in clause (a) above, or debentures, notes or evidences of indebtedness heretofore or hereafter issued in evidence of or in exchange for such indebtedness or payment obligations; provided, however, that the aggregate amount of Senior Indebtedness shall be limited to $20,000,000 principal amount of Senior Indebtedness, plus accrued interest thereon, plus reasonable attorneys fees incurred in connection with the Senior Indebtedness. Nothing herein shall prohibit Senior Lender from lending additional amounts in excess of the limits of Senior Indebtedness as set forth in the previous sentence. Any such lending of amounts in excess of the limit of Senior Indebtedness set forth above shall not cause any amounts otherwise qualifying as Senior Indebtedness up to the limit set forth above not to be classified as Senior Indebtedness.

                  "Senior Lender" means Greyrock Business Credit, a Division of NationsCredit Commercial Corporation and any subsequent holder of Senior Indebtedness.

                  "Subordinated Indebtedness" means (a) all monetary obligations, whether now existing or hereafter arising, under (i) the Series B Notes and (ii) any guaranties issued by any Obligor in favor of the holders of any Series B Notes, as the foregoing may from time to time be in effect, including, without limitation, (A) obligations in respect of payments of principal or interest thereon or mandatory prepayments thereof and including any principal and interest payable with respect to any offer to purchase any Series B Notes, and (B) commitment or other fees, yield protection and indemnity amounts, enforcement expenses or other amounts on or with respect thereto, and
(b) any amendments, modifications, deferrals, renewals, extensions, substitutions, future advances or increases of any monetary obligations described in clause (a) above, or debentures, notes or evidences of indebtedness heretofore or hereafter issued in evidence of or in exchange for such indebtedness or payment obligations.

                  "Warrant" means a warrant to purchase shares of the Company's Common Stock, substantially in the form of Exhibit B to the Offering Memorandum.

                  12.      Non-Waiver.

                  No course of dealing between the Company and the Holder of this Note or any delay or failure on the part of the Holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of any holder hereof, except to the extent expressly waived in writing by the Holder hereof.

13.      Governing Law.

                  This Note shall be construed in accordance with and governed by the internal laws of the State of New York.

14.      Successors and Assigns.

                  All of the covenants, promises and agreements in this Note shall bind the Company's successors and assigns, whether so expressed or not.

15.      Headings.

                  The headings of the sections and paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by a duly authorized officer and to be dated as of the day and year first above written.


                                     SUBMICRON SYSTEMS CORPORATION



Dated:                            By:

                                           Name:
                                           Title:

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code) and irrevocably appoint_________________________________________________________
_________________________________agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _____________       Your Signature:______________________________________


                           _____________________________________________________

(Sign exactly as your name appears on the front of this Note)


Signature Guarantee: